EVERGREEN EQUITY TRUST

                               200 Berkeley Street
                           Boston, Massachusetts 02116

                                                        September 11, 2002




Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, hereby elects to become a Fund party to such Agreement.

                                        EVERGREEN EQUITY TRUST
                                        on behalf of:
                         Evergreen Asset Allocation Fund

                       By: ___\s\ Elizabeth A. Smith________________________

                               Elizabeth A. Smith

                               Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By:      __\S\ Ann Marie Becker_______________________
         Ann Marie Becker
         President

         Dated as of                                          , 2002
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